UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

______________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 7, 2018

______________________________

WestRock Company

(Exact Name of Registrant as Specified in its Charter)

______________________________

Delaware	333-223964	47-18806717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Atlanta, GA 30328

(Address of Principal Executive Office) (Zip Code)

(770) 448-2193

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Commercial Paper Program

On December 7, 2018, WestRock Company (the “Company”) entered into definitive documentation to establish an unsecured commercial paper program (the “CP Program”) pursuant to which WRKCo Inc., a Delaware corporation and wholly owned subsidiary of the Company (“WRKCo Inc.”), may issue short-term, unsecured commercial paper notes (the “CP Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate principal amount of CP Notes outstanding under the CP Program at any time not to exceed $1.0 billion. The net proceeds of issuances of the CP Notes are expected to be used for general corporate purposes.

The maturities of the CP Notes will vary but may not exceed 397 days from the date of issue. The CP Notes will be sold under customary terms in the commercial paper market and will be issued at a discount from par or, alternatively, will be issued at par and bear varying interest rates on a fixed or floating basis.

Initially, three commercial paper dealers will each act as a dealer under the CP Program (each a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into among the Company, the Guarantors (as defined below) and each Dealer (each, a “Dealer Agreement”). A national bank will act as issuing and paying agent under the CP Program.

WestRock MWV, LLC, a Delaware limited liability company, and WestRock RKT, LLC, a Georgia limited liability company, each a wholly owned subsidiary of the Company, and the Company (the “Guarantors”) have agreed to guarantee payment in full of the principal of and interest (if any) on the CP Notes, pursuant to a guarantee delivered by the Guarantors.

Each Dealer Agreement provides the terms under which the applicable Dealer will either purchase the CP Notes from WRKCo Inc. or arrange for the sale of the CP Notes by WRKCo Inc. to one or more purchasers, in each case pursuant to an exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The Dealer Agreements are substantially identical in all material respects except as to the parties thereto and the notice provisions. The foregoing summary of the Dealer Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Dealer Agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expenses.

The CP Notes have not been and will not be registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the CP Program is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Dealer Agreement among WestRock Company, WRKCo Inc., WestRock RKT, LLC, WestRock MWV, LLC and the Dealer party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WestRock Company
By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice President, General Counsel and Secretary

Date: December 10, 2018